Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACTS:
February 4, 2009
News Media
	Eric Grant	(202) 624-6091

Financial Community
	Robert Dennis	(202) 624-6129
WGL Holdings, Inc., Reports Increased First Quarter Fiscal Year 2009 Earnings;
Raises Fiscal Year 2009 Guidance
•	Consolidated earnings per share up — $1.03 per share vs. $0.95 per share for the comparative quarter of the prior year

•	Consolidated non-GAAP operating earnings up — $1.03 per share vs. $0.96 per share for the comparative quarter of the prior year

•	Earnings Guidance for Fiscal Year 2009 raised to a range of $2.41 to $2.53 on both a Consolidated GAAP and non-GAAP operating earnings basis
Consolidated Results
     WGL Holdings, Inc. (NYSE: WGL), the parent company of Washington Gas Light Company (Washington Gas) and other energy-related subsidiaries, today reported higher net income determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP) for the quarter ended December 31, 2008 of $51.8 million, or $1.03 per share, an increase of $4.6 million, or $0.08 per share, over net income of $47.2 million, or $0.95 per share, reported for the quarter ended December 31, 2007.
     “Our first quarter performance and improved outlook for fiscal year 2009 builds on the strong results achieved last year and continues our record of generating long-term success for the benefit of our customers, employees and investors,” said James H. DeGraffenreidt, Jr., chairman and chief executive officer of WGL Holdings. “Our consistent emphasis on core strategic objectives has enabled us to sustain the strength of our balance sheet that supports excellent credit ratings and liquidity in today’s challenging economy.”
     Financial performance is evaluated based on non-GAAP operating earnings (loss). Non-GAAP operating earnings (loss) excludes the effects of: (i) warmer-than-normal/colder-than-normal weather for our regulated utility segment; (ii) unrealized mark-to-market gains (losses) on energy-related derivatives; (iii) certain gains and losses associated with optimizing the utility segment’s system storage capacity assets and (iv) other unusual transactions. Refer to “Use of Non-GAAP Operating Earnings (Loss)” and supporting reconciliations attached to this news release for a detailed discussion of management’s use of this non-GAAP financial measure, as well as reconciliations of net income determined in accordance with GAAP to non-GAAP operating earnings (loss) for both our consolidated and segment results.
     For the quarter ended December 31, 2008, our non-GAAP operating earnings were $51.7 million, or $1.03 per share, an increase of $4.3 million, or $0.07 per share, over non-GAAP operating earnings of $47.4 million, or $0.96 per share, for the same quarter of the prior fiscal year.
First Quarter Results by Business Segment
     Regulated Utility Segment
     For the quarter ended December 31, 2008, our regulated utility segment reported net income of $50.9 million, or $1.01 per share, an increase of $6.7 million, or $0.12 per share, over net income of $44.2 million, or $0.89 per share, reported for the first quarter of the prior fiscal year. After adjustments, non-GAAP operating earnings for the regulated utility segment were $45.4 million, or $0.90 per share, for the quarter ended December 31, 2008, an increase of $1.9 million, or $0.02 per share, over non-GAAP operating earnings of $43.5 million, or $0.88 per share, for the same quarter of the prior fiscal year. Current period improvements to non-GAAP operating earnings included: (i) an increase of over 7,500 average active customer meters from the prior quarter; (ii) an increase in the recovery of carrying costs on higher average storage gas inventory balances; (iii) a decrease in labor and benefits expense, due in part, to our outsourcing initiative and (iv) lower costs for weather protection products related to the District of Columbia. Partially offsetting these improvements were: (i) the negative effects of changes in natural gas consumption patterns; (ii) the timing of prior year rate relief in Maryland and (iii) a decrease in realized margins associated with our asset optimization program.
     Retail Energy-Marketing Segment
     For the quarter ended December 31, 2008, the retail energy-marketing segment reported net income of $450,000, or $0.01 per share, compared to net income of $3.3 million, or $0.07 per share, reported for the first quarter of the prior fiscal year. Non-GAAP operating earnings for the retail energy-marketing segment were $5.8 million, or $0.12 per share, for the first quarter ended December 31, 2008, an increase of $1.5 million, or $0.03 per share, over non-GAAP operating earnings of $4.3 million, or $0.09 per share, for the same quarter of the prior fiscal year. This comparison in non-GAAP operating earnings primarily reflects higher realized margins from the sale of natural gas, reflecting a rise in margin per therm sold, partially offset by a decrease in natural gas and electric sales volumes due in part to a reduced number of customers compared to the same quarter of the prior fiscal year. The difference between GAAP net income and non-GAAP operating earnings is due to adjustments for unrealized mark-to-market gains and losses. Unrealized mark-to-market gains and losses are primarily attributable to changes in the fair value of certain contracts related to the purchase of energy supplies to match future retail sales commitments. These supply contracts are subject to mark-to-market treatment, while the corresponding retail sales commitments are not.
     Design-Build Energy Systems Segment
     For the quarter ended December 31, 2008, the design-build energy systems segment reported net income of $832,000, or $0.02 per share, an increase of $559,000, or $0.01 per share, over net income of $273,000, or $0.01 per share, reported for the first quarter of the prior fiscal year. This increase primarily reflects higher revenues and lower cost of sales associated with design-build projects. There were no non-GAAP adjustments for this segment for either period.
Earnings Outlook
     We are raising our GAAP earnings estimate for the fiscal year 2009 in a range of $2.41 to $2.53 per share to reflect stronger projected margins for both our retail energy-marketing and design-build energy segments as well as lower costs for our regulated utility segment. This estimate includes projected fiscal year 2009 earnings from our regulated utility segment in a range of $1.97 per share to $2.03 per share and projected fiscal year 2009 earnings from our unregulated business segments in a range of $0.44 per share to $0.50 per share.
     We are also providing a consolidated earnings estimate for fiscal year 2009 based on non-GAAP operating earnings in a range of $2.41 per share to $2.53 per share. This estimate includes projected fiscal year 2009 non-GAAP operating earnings from our regulated utility segment in a range of $2.00 per share to $2.06 per share, and projected fiscal year 2009 non-GAAP operating earnings from our unregulated business segments in a range of $0.41 per share to $0.47 per share. Refer to the “Reconciliation of GAAP Earnings Guidance to Non-GAAP Earnings Guidance” attached to this press release for a reconciliation of our GAAP earnings per share estimate to our estimate based on non-GAAP operating earnings per share.
     We assume no obligation to update this guidance. The absence of any statement by us in the future should not be presumed to represent an affirmation of this earnings guidance. For the assumptions underlying this guidance, please refer to the slides accompanying our Webcast that will be posted to the WGL Holdings Web site, www.wglholdings.com.

Other Information
     We will hold a conference call at 10:30 a.m. Eastern time on February 5, 2009, to discuss our first quarter financial results for fiscal year 2009. The live conference call will be available to the public via a link located on the WGL Holdings Web site, www.wglholdings.com. To hear the live Webcast, click on the “Webcast” link located on the home page of the referenced site. The Webcast and related slides will be archived on the WGL Holdings Web site through March 5, 2009.
     Headquartered in Washington, D.C., WGL Holdings has three operating segments: (i) the regulated utility segment which primarily consists of Washington Gas, a natural gas utility that serves over one million customers throughout metropolitan Washington, D.C., and the surrounding region; (ii) the retail-energy marketing segment which consists of Washington Gas Energy Services, Inc., a third-party marketer that competitively sells natural gas and electricity and (iii) the design-build energy systems segment, which consists of Washington Gas Energy Systems, Inc., a provider of design-build energy efficiency solutions to government and commercial clients. Additional information about WGL Holdings is available on our Web site, www.wglholdings.com.
     Unless otherwise noted, earnings per share amounts are presented on a diluted basis, and are based on weighted average common and common equivalent shares outstanding.
     Please see the attached comparative statements for additional information on our operating results. Also attached to this news release are reconciliations of net income determined in accordance with GAAP to non-GAAP operating earnings (loss) for both our consolidated and segment results as well as reconciliations of our GAAP earnings guidance to our non-GAAP earnings guidance.
Forward-Looking Statements
     This news release and other statements by us include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the outlook for earnings, revenues and other future financial business performance or strategies and expectations. Forward-looking statements are typically identified by words such as, but not limited to, “estimates,” “expects,” “anticipates,” “intends,” “believes,” “plans,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could.” Although we believe such forward-looking statements are based on reasonable assumptions, we cannot give assurance that every objective will be achieved. Forward-looking statements speak only as of today, and we assume no duty to update them. Factors that could cause actual results to differ materially from those expressed or implied include, but are not limited to, general economic conditions and the factors discussed under the “Risk Factors” heading in our most recent annual report on Form 10-K and other documents we have filed with, or furnished to, the U.S. Securities and Exchange Commission.

WGL Holdings, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended
	December 31,
(In thousands, except per share data)	2008	2007

OPERATING REVENUES
Utility	$517,881	$461,950
Non-utility	303,607	289,676

Total Operating Revenues	821,488	751,626

OPERATING EXPENSES
Utility cost of gas	306,784	265,801
Non-utility cost of energy-related sales	292,238	275,543
Operation and maintenance	70,334	68,849
Depreciation and amortization	24,081	24,255
General taxes and other assessments	30,427	27,243

Total Operating Expenses	723,864	661,691

OPERATING INCOME	97,624	89,935
Other Income (Expenses)—Net	17	588
Interest Expense
Interest on long-term debt	9,952	9,980
Other—net	2,227	2,757

Total Interest Expense	12,179	12,737
Dividends on Washington Gas preferred stock	330	330

INCOME BEFORE INCOME TAXES	85,132	77,456
INCOME TAX EXPENSE	33,288	30,259

NET INCOME APPLICABLE TO COMMON STOCK	$51,844	$47,197

AVERAGE COMMON SHARES OUTSTANDING
Basic	50,022	49,416
Diluted	50,208	49,645

EARNINGS PER AVERAGE COMMON SHARE
Basic	$1.04	$0.96
Diluted	$1.03	$0.95

Net Income (Loss) Applicable To Common Stock—By Segment ($000):

Regulated utility	$50,936	$44,202

Non-utility operations:
Retail energy-marketing	450	3,281
Design-build energy systems	832	273
Other activities	(374)	(559)

Total non-utility	908	2,995

NET INCOME APPLICABLE TO COMMON STOCK	$51,844	$47,197

WGL Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)

	December 31	September 30
(In thousands)	2008	2008

ASSETS
Property, Plant and Equipment
At original cost	$3,212,895	$3,184,247
Accumulated depreciation and amortization	(993,268)	(975,945)

Net property, plant and equipment	2,219,627	2,208,302

Current Assets
Cash and cash equivalents	8,835	6,164
Accounts receivable, net	601,209	250,165
Storage gas—at cost (first-in, first-out)	343,495	406,629
Other	123,415	79,391

Total current assets	1,076,954	742,349

Deferred Charges and Other Assets	342,680	292,892

Total Assets	$3,639,261	$3,243,543

CAPITALIZATION AND LIABILITIES
Capitalization
Common shareholders’ equity	$1,086,223	$1,047,564
Washington Gas Light Company preferred stock	28,173	28,173
Long-term debt	657,659	603,738

Total capitalization	1,772,055	1,679,475

Current Liabilities
Notes payable and current maturities of long-term debt	415,375	346,949
Accounts payable and other accrued liabilities	331,452	243,123
Other	271,737	158,407

Total current liabilities	1,018,564	748,479

Deferred Credits	848,642	815,589

Total Capitalization and Liabilities	$3,639,261	$3,243,543

WGL Holdings, Inc.
Consolidated Financial and Operating Statistics
(Unaudited)

FINANCIAL STATISTICS
	Twelve Months Ended
	December 31,
	2008	2007

Closing Market Price—end of period	$32.69	$32.76
52-Week Market Price Range	$37.08-$22.40	$35.91-$29.79
Price Earnings Ratio	13.4	14.7
Annualized Dividends Per Share	$1.42	$1.37
Dividend Yield	4.3%	4.2%
Return on Average Common Equity	11.5%	11.2%
Total Interest Coverage (times)	5.1	4.6
Book Value Per Share—end of period	$21.68	$20.49
Common Shares Outstanding—end of period (thousands)	50,112	49,449

UTILITY GAS STATISTICS
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In thousands)	2008	2007	2008	2007

Operating Revenues
Gas Sold and Delivered
Residential — Firm	$353,925	$304,400	$1,053,945	$1,010,323
Commercial and Industrial — Firm	96,232	87,669	300,836	286,398
Commercial and Industrial — Interruptible	1,659	2,298	7,939	6,668
Electric Generation	275	267	1,099	1,100

	452,091	394,634	1,363,819	1,304,489

Gas Delivered for Others
Firm	40,114	40,395	138,950	136,005
Interruptible	13,323	12,839	46,691	49,073
Electric Generation	75	90	357	326

	53,512	53,324	185,998	185,404

	505,603	447,958	1,549,817	1,489,893
Other	12,278	13,992	42,557	38,310

Total	$517,881	$461,950	$1,592,374	$1,528,203

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
(In thousands of therms)	2008		2007		2008		2007

Gas Sales and Deliveries
Gas Sold and Delivered
Residential — Firm	228,158		198,982		656,703		664,899
Commercial and Industrial — Firm	67,250		62,633		203,980		208,866
Commercial and Industrial — Interruptible	1,218		1,847		5,914		5,254

	296,626		263,462		866,597		879,019

Gas Delivered for Others
Firm	147,707		134,108		447,590		443,435
Interruptible	78,499		74,341		260,784		264,853
Electric Generation	23,463		20,269		95,370		122,108

	249,669		228,718		803,744		830,396

Total	546,295		492,180		1,670,341		1,709,415

WASHINGTON GAS ENERGY SERVICES

Natural Gas Sales
Therm Sales (thousands of therms)	189,541		196,474		628,105		717,327

Number of Customers (end of period)	135,800		140,700		135,800		140,700

Electricity Sales
Electricity Sales (thousands of kWhs)	845,311		899,469		3,553,461		3,943,584

Number of Accounts (end of period)	63,900		67,100		63,900		67,100

UTILITY GAS PURCHASED EXPENSE (excluding asset optimization)	106.93	¢	98.83	¢	107.56	¢	100.07	¢

HEATING DEGREE DAYS

Actual	1,527		1,241		3,744		3,888
Normal	1,346		1,356		3,778		3,807
Percent Colder (Warmer) than Normal	13.4%		(8.5)%		(0.9)%		2.1%

Average Active Customer Meters	1,059,163		1,051,573		1,058,104		1,049,587

WGL HOLDINGS, INC.
USE OF NON-GAAP OPERATING EARNINGS (LOSS)
(Unaudited)
The attached reconciliations are provided to clearly identify adjustments made to net income calculated in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP) to derive non-GAAP operating earnings (loss). Management believes non-GAAP operating earnings (loss) provides a more meaningful representation of our earnings from ongoing operations by adjusting for the effects of: (i) warmer-than-normal/colder-than-normal weather for our regulated utility segment; (ii) unrealized mark-to-market gains and losses from energy-related derivatives; (iii) certain gains and losses associated with optimizing the utility segment’s system storage capacity assets and (iv) certain unusual transactions. This presentation facilitates analysis by providing a consistent and comparable measure to help management, investors and analysts better understand and evaluate our operating results and performance trends, and assist in analyzing period-to-period comparisons. Additionally, we use this non-GAAP measure to report to the board of directors and to evaluate management’s performance.
The economic substance underlying our adjustments to calculate non-GAAP operating earnings (loss) is as follows:
•	we exclude the effects of warmer-than-normal/colder-than-normal weather to “normalize” weather for our regulated utility segment. During the three months ended December 31, 2008, the regulated utility segment had a weather protection strategy designed to neutralize the estimated financial effects of variations from normal weather on its net income. During the three months ended December 31, 2007, this strategy allowed Washington Gas to retain the benefit from colder-than-normal weather in certain jurisdictions. Utilization of normal weather is an industry standard, and it is our practice to evaluate our rate-regulated revenues by utilizing normal weather and to provide estimates and guidance on the basis of normal weather;

•	we exclude unrealized mark-to-market adjustments for our energy-related derivatives to provide a more transparent and accurate view of the ongoing financial results of our operations. For our regulated utility segment, we use derivatives to substantially lock-in a future profit. This profit does not change even though the unrealized fair value of the underlying derivatives may change period-to-period, until settlement. For our retail energy-marketing segment, we use derivatives to lock-in a price for energy supplies to match future retail sales commitments. These derivatives are subject to mark-to-market treatment, while the corresponding retail sales commitments are not. With the exception of certain transactions related to the optimization of system storage capacity assets, as discussed below, when these derivatives settle the economic impact is reflected in our non-GAAP operating results, as we are only removing the interim unrealized mark-to-market amounts which are ultimately reversed when the derivatives are settled.

•	we adjust for certain gains and losses associated with the optimization of the regulated utility segment’s system storage capacity assets. Transactions to optimize our storage capacity assets are structured to lock-in a profit that is recognized, for regulatory purposes, as the natural gas is delivered to end-use customers. These transactions may result in gains and losses that consist of: (i) the settlement of physical and financial derivatives related to the management of our storage inventory (ii) lower of cost or market adjustments from the difference between the cost of physical inventory compared to the amount realized through rates when the inventory is ultimately delivered to customers. In our GAAP results, due to timing differences between when the physical and financial transactions settle, and when the natural gas is sold to the end-use customer, gains and losses associated with our storage optimization strategy may be spread across different reporting periods. For purposes of calculating non-GAAP operating earnings (loss), gains and losses associated with these transactions are included in the reporting period when the gas is delivered to the end-use customer and the ultimate profit is realized for regulatory purposes. This reflects a better matching between the economic costs and benefits of the overall optimization strategy.

•	we exclude certain unusual transactions that may be the result of regulatory or legal decisions, or items that we may deem outside of the ordinary course of business.
There are limits in using non-GAAP operating earnings (loss) to analyze our results, as they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, using non-GAAP operating earnings (loss) per share to analyze our earnings may have limited value as it excludes certain items that may have a material impact on our reported financial results. We compensate for these limitations by providing investors with the attached reconciliations to net income, the most directly comparable GAAP financial measure.

WGL HOLDINGS, INC. (Consolidating by Segment)
RECONCILIATION OF GAAP NET INCOME TO
NON-GAAP OPERATING EARNINGS (LOSS)
(Unaudited)

Quarter Ended December 31, 2008
			Design-Build
	Regulated	Retail Energy-	Energy	Other
(In thousands, except per share data)	Utility	Marketing	Systems	Activities*	Consolidated

GAAP net income (loss)	$50,936	$450	$832	$(374)	$51,844
Adjusted for (items shown after-tax):
Unrealized mark-to-market loss (gain) on energy-related derivatives (a)	(6,293)	5,333	—	—	(960)
Loss on settled derivatives — storage optimization (b)	776	—	—	—	776
Prior period lower-of-cost or market adjustment — storage optimization (c)	(524)	—	—	—	(524)
Prior period gain on settled derivatives — storage optimization (d)	515	—	—	—	515

Non-GAAP operating earnings (loss)	$45,410	$5,783	$832	$(374)	$51,651

GAAP diluted earnings (loss) per average common share (50,208 shares)	$1.01	$0.01	$0.02	$(0.01)	$1.03
Per share effect of non-GAAP adjustments	(0.11)	0.11	—	—	—

Non-GAAP operating earnings (loss) per share	$0.90	$0.12	$0.02	$(0.01)	$1.03

Quarter Ended December 31, 2007
			Design-Build
	Regulated	Retail Energy-	Energy	Other
(In thousands, except per share data)	Utility	Marketing	Systems	Activities*	Consolidated

GAAP net income (loss)	$44,202	$3,281	$273	$(559)	$47,197
Adjusted for:
Reversal of costs related to business process outsourcing (e)	(1,139)	—	—	—	(1,139)
Unrealized mark-to-market loss on energy-related derivatives (a)	1,643	970	—	—	2,613
Other regulatory adjustments (f)	(1,242)	—	—	—	(1,242)

Non-GAAP operating earnings (loss)	$43,464	$4,251	$273	$(559)	$47,429

GAAP diluted earnings (loss) per average common share (49,645 shares)	$0.89	$0.07	$0.01	$(0.02)	$0.95
Per share effect of non-GAAP adjustments	(0.01)	0.02	—	—	0.01

Non-GAAP operating earnings (loss) per share	$0.88	$0.09	$0.01	$(0.02)	$0.96

*	Per share amounts for “Other Activities” may include adjustments for rounding
(Footnote references are described on the following page)

WGL HOLDINGS, INC. (Consolidated by Quarter)
RECONCILIATION OF GAAP NET INCOME TO
NON-GAAP OPERATING EARNINGS
(Unaudited)

Fiscal Year 2009
	Quarterly Period Ended (g)
					Year-To-
(In thousands, except per share data)	Dec. 31	Mar. 31	Jun. 30	Sept. 30	Date

GAAP net income	$51,844				$51,844
Adjusted for (items shown after-tax):
Unrealized mark-to-market gain on energy-related derivatives (a)	(960)				(960)
Loss on settled derivatives — storage optimization (b)	776				776
Prior period lower of cost or market adjustment — storage optimization (c)	(524)				(524)
Prior period gain on settled derivatives — storage optimization (d)	515				515

Non-GAAP operating earnings	$51,651				$51,651

Diluted average common shares outstanding	50,208				50,208

GAAP diluted earnings per average common share	$1.03				$1.03
Per share effect of non-GAAP adjustments	—				—

Non-GAAP operating earnings per share	$1.03				$1.03

Fiscal Year 2008
	Quarterly Period Ended (g)
					Year-To-
(In thousands, except per share data)	Dec. 31	Mar. 31	Jun. 30	Sept. 30	Date

GAAP net income	$47,197				$47,197
Adjusted for (items shown after-tax):
Reversal of costs related to business process outsourcing (e)	(1,139)				(1,139)
Unrealized mark-to-market loss on energy-related derivatives (a)	2,613				2,613
Other regulatory adjustments (f)	(1,242)				(1,242)

Non-GAAP operating earnings	$47,429				$47,429

Diluted average common shares outstanding	49,645				49,645

GAAP diluted earnings per average common share	$0.95				$0.95
Per share effect of non-GAAP adjustments	0.01				0.01

Non-GAAP operating earnings per share	$0.96				$0.96

Footnotes
(a)	Represents the change in the unrealized mark-to-market positions of our energy-related derivatives that were recorded to income during the period. For the regulated utility segment, to the extent that our unrealized mark-to-market gains and losses are not shared with customers, these amounts are recorded directly to income. All unrealized mark-to-market gains and losses for the retail energy-marketing segment are recorded directly to income.

(b)	Adjustment relates to the current period settlement of physical and financial derivatives resulting from the optimization of the regulated utility segment’s system storage capacity assets.

(c)	Adjustment removing the effects of a lower of cost or market adjustment to reflect the delivery of gas in storage to end-use customers.

(d)	Recognition of prior period gains on the settlement of physical and financial derivatives to reflect the delivery of gas in storage to end-use customers. These gains resulted from the optimization of the regulated utility segment’s system storage capacity assets.

(e)	Represents the reversal of expenses that were incurred in prior fiscal years for initial implementation costs allocable to the District of Columbia associated with our business process outsourcing plan. These costs were recorded to a regulatory asset in the first quarter of fiscal year 2008 upon approval of 10-year amortization accounting by the District of Columbia Public Service Commission in a December 28, 2007 Final Order.

(f)	Represents favorable regulatory adjustments made during the first quarter of fiscal year 2008 applicable to prior fiscal years due to revised treatment for hexane costs in Maryland and certain shared revenues in the District of Columbia.

(g)	Quarterly earnings per share may not sum to year-to-date or annual earnings per share as quarterly calculations are based on weighted average common and common equivalent shares outstanding, which may vary for each of those periods.

WGL HOLDINGS, INC.
RECONCILIATION OF GAAP EARNINGS GUIDANCE TO
NON-GAAP EARNINGS GUIDANCE
FISCAL YEAR ENDING SEPTEMBER 30, 2009

Consolidated
	Low	High

GAAP Earnings Per Share Guidance Range	$2.41	$2.53
Adjusted for:
Unrealized mark-to-market gain on energy-related derivatives (a)	(0.03)	(0.03)
Loss on settled derivatives — storage optimization (b)	0.02	0.02
Prior period lower of cost or market adjustment — storage optimization (c)	(0.03)	(0.03)
Prior period gain on settled derivatives — storage optimization (d)	0.04	0.04

Non-GAAP Operating Earnings Per Share Guidance Range	$2.41	$2.53

Regulated Utility Segment
	Low	High

GAAP Earnings Per Share Guidance Range	$1.97	$2.03
Adjusted for:
Unrealized mark-to-market gain on energy-related derivatives (a)	—	—
Loss on settled derivatives — storage optimization (b)	0.02	0.02
Prior period lower of cost or market adjustment — storage optimization (c)	(0.03)	(0.03)
Prior period gain on settled derivatives — storage optimization (d)	0.04	0.04

Non-GAAP Operating Earnings Per Share Guidance Range	$2.00	$2.06

Unregulated Business Segments
	Low	High

GAAP Earnings Per Share Guidance Range	$0.44	$0.50
Adjusted for:
Unrealized mark-to-market gain on energy-related derivatives (a)	(0.03)	(0.03)

Non-GAAP Operating Earnings Per Share Guidance Range	$0.41	$0.47

Footnotes:
(a)	Represents the estimated reversal of certain of our existing unrealized mark-to-market positions related to our energy derivatives that will be recorded to income during fiscal year 2009. For the regulated utility segment, to the extent that our unrealized mark-to-market gains and losses are not shared with customers, these amounts are recorded directly to income. All unrealized mark-to-market gains and losses for the retail-energy marketing segment are recorded directly to income.

(b)	Adjustment relates to the current period settlement of physical and financial derivatives resulting from the optimization of the regulated utility segment’s system storage capacity assets.

(c)	Adjustment removing the effects of a lower of cost or market adjustment to reflect the delivery of gas in storage to end-use customers.

(d)	Recognition of prior period gains on the settlement of physical and financial derivatives to reflect the delivery of gas in storage to end-use customers. These gains resulted from the optimization of the regulated utility segment’s system storage capacity assets.